Exhibit 99.1

InPhonic Announces Appointment of Lazard as Financial Advisor

— Third Quarter 2007 Results to Fall Below Guidance —

WASHINGTON, D.C. – October 11, 2007 – InPhonic, Inc. (NASDAQ: INPC), a leading online seller of wireless services and products, today announced that its Board of Directors has selected Lazard Middle Market to conduct, in conjunction with management, a full review of the Company’s financing and strategic alternatives to increase the Company’s cash liquidity and to maximize shareholder value. These alternatives could include a re-financing of existing credit arrangements, merger, sale, strategic alliance or other transaction.

“We believe Lazard will provide us critical financial advisory services as we explore different strategic directions for the Company,” said Andy Zeinfeld, Chief Executive Officer of InPhonic. Lazard is one of the world’s preeminent financial advisory and asset management firms. The firm provides advice on mergers and acquisitions, restructuring and capital investment, as well as strategic financial services to corporations and governments.

Third Quarter Results

The Company also announced that its financial results for the third quarter 2007 are significantly below previously announced guidance.

“Our results for the third quarter did not meet our expectations. We have taken significant cost-cutting steps and are working with Lazard to address our financing requirements. The Company requires funding to continue operations, fund our losses incurred to date and to transition our operations to achieve profitability,” said Ken Schwarz, InPhonic’s Chief Financial Officer. “This has been a turbulent year for InPhonic. We believe the critical changes that we have already begun to implement are necessary for our ongoing business and to achieve profitable operations, but we cannot provide any assurance that we will receive the funding required in the near term to continue these changes for the business.”

Management will provide a revised outlook on financial condition and operational changes at a later date.

Senior Management Restructuring

On October 1, 2007, Andy Zeinfeld was promoted by the Board of Directors to assume the role of Chief Executive Officer. Mr. Zeinfeld came to InPhonic last year after 28 years with RadioShack Corporation where he had most recently served as Chief Retail Services Officer. In July 2007, Ken Schwarz was named InPhonic’s Chief Financial Officer after a financial career that spanned more than twenty-five years at public and private companies including MCI, Cable & Wireless, WinStar Communications, Intersections and Deloitte & Touche. InPhonic has also terminated Brian Curran as the Company’s Chief Operating Officer. The Company

has reassigned Mr. Curran’s responsibilities across existing business divisions as part of a more streamlined operating structure.

Brightstar Termination

The Company also announced the termination of the proposed Brightstar supply chain services partnership which was announced last month. “While I am disappointed the Brightstar deal could not be implemented, we believe that there continue to be potential opportunities for us to work together,” said Andy Zeinfeld, InPhonic’s CEO.

Further Information

With respect to the review of strategic alternatives, there can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms. The Company does not plan to release additional information about the status of the review of alternatives until a definitive agreement is entered into or the process is otherwise completed.

About InPhonic

Headquartered in Washington, D.C., InPhonic, Inc. (NASDAQ:INPC) is a leading online seller of wireless services and products. InPhonic sells these services and devices, and provides world-class customer service through websites that it creates and manages for online businesses, national retailers, member-based organizations and associations under their own brands. InPhonic also operates Wirefly (www.wirefly.com), a leading one-stop comparison mobile phones and wireless plans shopping site that has been awarded “Best of the Web” by Forbes magazine and “Best in Overall Customer Experience” by Keynote Performance Systems. InPhonic also delivers a full range of MVNO and mobility solutions to enterprise clients through its Mobile Virtual Network Enablement (MVNE) platform. Among many awards in its history, InPhonic holds the distinction as #1 Company of the Year on the INC. 500 for 2004. For more information on the company, its products and services, visit the InPhonic Corporate Web site at www.inphonic.com.

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“Safe Harbor” Statement—Under the Private Securities Litigation Reform Act of 1995, this press release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding potential strategic, financing or other transactions and the future operations of the business. Important factors, which could cause actual operating results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by the Company. This press release and statements are current as of the date of the individual announcements and the Company undertakes no obligation to publicly release any revisions to any forward-looking statement to reflect events or circumstances after the date thereof or to reflect the occurrence of unanticipated events.

Contact:

InPhonic, Inc.

Tripp Donnelly

SVP, Corporate Communications

(202) 333-0001

tdonnelly@inphonic.com